                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement   [ ] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                        Gaylord Container Corporation
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [ ] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

--------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

    (3) Filing party:

--------------------------------------------------------------------------------

    (4) Date filed:

--------------------------------------------------------------------------------

                                                                    GAYLORD LOGO

                         GAYLORD CONTAINER CORPORATION

                                PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   TO BE HELD
                                FEBRUARY 5, 1997

     You are cordially invited to attend the annual meeting of stockholders (the "Annual Meeting") of Gaylord Container Corporation (the "Company") which will be held on Wednesday, February 5, 1997 at 10:00 a.m. Chicago time at 520 Lake Cook Road, Deerfield, Illinois 60015, for the following purposes:

     1. To elect ten directors of the Company to serve for terms commencing with the Annual Meeting;

     2. To approve the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan;

     3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

     4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on December 16, 1996 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof. A list of such stockholders will be available for examination by any stockholder for any purpose germane to the meeting during normal business hours at the Company's corporate headquarters, 500 Lake Cook Road, Suite 400, Deerfield, Illinois 60015, during the 10-day period immediately prior to the Annual Meeting.

     It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, we urge you to mark, date and sign the enclosed proxy. An envelope is enclosed for your convenience which, if mailed in the United States, requires no postage. Your proxy is revocable at any time before it is voted. If you are present at the meeting you may withdraw your proxy and vote in person, if you so desire.

                                          David F. Tanaka
                                          Secretary

Deerfield, Illinois
December 24, 1996

               YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED
              PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE
                        AT ANY TIME BEFORE IT IS VOTED.

                         GAYLORD CONTAINER CORPORATION

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                FEBRUARY 5, 1997

                      TIME AND LOCATION OF ANNUAL MEETING

     The 1997 annual meeting of stockholders (the "Annual Meeting") of Gaylord Container Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m. Chicago time on Wednesday, February 5, 1997 at 520 Lake Cook Road, Deerfield, Illinois 60015.

                      PURPOSE AND SOLICITATION OF PROXIES

     This proxy statement (the "Proxy Statement") and the enclosed proxy card are being mailed on or about December 24, 1996 to the holders of Class A Common Stock ("Common Stock") of the Company in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting and at any adjournment or adjournments thereof. The purpose of this solicitation is to elect directors to serve on the Board, to approve adoption of a new stock-based incentive plan and to ratify the appointment of the Company's independent auditors.

                 RECORD DATE; VOTING AND REVOCATION OF PROXIES

     Only stockholders of record as of the close of business on December 16, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, the Company's stockholders will be asked to vote on proposals (i) to elect the nominees identified herein (the "Director Nominees") as directors; (ii) to approve the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan ("the 1997 Plan"); and (iii) to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors. The details of each of these proposals are described below.

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted in favor of each of the proposals outlined below and at the discretion of the proxyholders on all other business as may properly be brought before the Annual Meeting or any adjournment or adjournments thereof. Any stockholder submitting a proxy has the power to revoke it at any time before it is voted either in person at the Annual Meeting, by written notice to the Company's Secretary delivered before the Annual Meeting or by delivery to the Company's Secretary before the Annual Meeting of a properly executed later-dated proxy.

     Pursuant to Delaware law, abstentions are treated as present and entitled to vote and thus have the effect of a vote against a matter. Shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters will be considered to be voted only as to those matters actually voted, and will not be considered for any purpose as to the matters with respect to which a beneficial holder has not provided voting instructions (commonly referred to as "broker non-votes").

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only the Company's Common Stock outstanding represented in person or by proxy may vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share.

     Mid-America Group, Ltd. ("MAG") beneficially owns less than 9 percent and the Company's executive officers and directors, as a group, including the shares owned by MAG, beneficially own or control less than 15% percent of the Common Stock.

     In connection with the Company's financial restructuring completed in November 1992, the Company issued warrants to obtain Common Stock (the "Warrants") and simultaneously issued the shares of Common Stock obtainable upon the exercise of all such warrants to a warrant trustee (the "Warrant Trustee") which holds such shares (the "Trust Stock") in trust for the benefit of the holders of the warrants, pending any exercise, or for the benefit of the Company, pending any redemption or exchange of the warrants. In connection with this proxy solicitation, the Warrant Trustee will vote, and has appointed the Secretary of the Company as its proxy to vote, all shares of Trust Stock then held by the Warrant Trustee in proportion to all other votes by holders of Common Stock.

     As of the Record Date, there were outstanding 52,731,832 shares of Common Stock, including 3,015,492 shares of Trust Stock held by the Warrant Trustee, and 3,015,492 Warrants to obtain shares of Common Stock. For detailed information with respect to the beneficial ownership of the Common Stock and the Warrants, see "Information With Respect To Certain Stockholders" below.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Board is currently composed of 10 directors. Prior to July 31, 1996, the Board consisted of three Special Class A Directors and eight other directors elected by the holders of the Company's Common Stock. Under the Company's Restated Certificate of Incorporation, each of the Special Class A Directors served in such capacity from November 2, 1992 until July 31,1996, when their terms expired. Subsequently, two directors, Harve A. Ferrill and Mary Sue Coleman, were elected to fill vacancies on the Board. Each of the eight other directors has served in such capacity since the Company's 1996 Annual Meeting of Stockholders.

     Each director elected at the Annual Meeting will hold office until the next annual meeting of stockholders, and until a successor shall have been duly elected and qualified. All of the Director Nominees are serving as directors of the Company as of this date and were recommended to the Board of Directors by the Nominating and Organizational Planning Committee. Unless otherwise instructed, signed proxies that are returned will be voted for election of all of the Director Nominees, provided that if any of such nominees should be unable or should fail to act as such by virtue of an unexpected occurrence, the proxies will be voted for such other person or persons as will be determined by the holders of the proxies at their discretion.

           DIRECTOR NOMINEES FOR ELECTION AT THE 1997 ANNUAL MEETING

  Director Nominees

     MARY SUE COLEMAN. Ms. Coleman has served as a director of the Company since August 1996. Since 1995 she has served as President and Professor of Biochemistry and Biological Sciences at the University of Iowa. She served from 1993 to 1995 as Provost and Vice President for Academic Affairs and Professor of Biochemistry at the University of New Mexico and from 1992 to 1993 as Vice Chancellor for Graduate Studies and Research at the University of North Carolina at Chapel Hill. She serves on the board of directors of Norwest Bank Iowa, N.A. and on the Board of Trustees of Grinnell (Iowa) College. Member, Audit Committee and Nominating and Organizational Planning Committee. Age 53.

     HARVE A. FERRILL. Mr. Ferrill has served as a director of the Company since November 1992. He has served as Chief Executive Officer of Advance Ross Corporation ("Advance Ross"), a wholly owned subsidiary of CUC International, Inc., a membership services company, since 1996. He previously served as Chairman or President and Chief Executive Officer of Advance Ross since 1990. Advance Ross' primary business is Europe Tax-Free Shopping AB, the world's largest refunder of value-added taxes. Advance Ross also operates PPC Industries, which designs, manufacturers and installs electrostatic precipitators for industrial pollution control applications. He has served as Chairman of the Board of Directors of GeoWaste Incorporated, a publicly traded waste management company, since 1991 and as President of Ferrill-Plauche

Co., Inc., a private investment company, since 1982. Member, Audit Committee and Nominating and Organizational Planning Committee. Age 63.

     JOHN E. GOODENOW. Mr. Goodenow has served as a director of the Company since November 1992. He is Chairman of the Board of Goodenow Bancorporation where he served from 1979 to 1995 as President, Chief Executive Officer and a director. Mr. Goodenow also serves as a director of Bank Midwest (Okoboji, Iowa) and Bank Midwest (Fairmont, Minnesota), each a private banking corporation. Member, Audit Committee and Compensation and Stock Option Committee. Age 61.

     DAVID B. HAWKINS. Mr. Hawkins has served as a director of the Company since November 1986. He currently serves as President of Coldwell Banker/Mid-America Group Realtors and Vice Chairman and a director of MAG, a real estate investment company. He served as President or Executive Vice President and a director of MAG from 1977 to 1993. Member, Nominating and Organizational Planning Committee. Age 62.

     JOHN HAWKINSON. Mr. Hawkinson has served as a director of the Company since February 1987. He also served as a director of Kansas City Southern Industries, Inc., a diversified railroad holding company from 1967 to 1993. He is the former Chairman and President and a former director of Kemper Financial Services, Inc. and the former President and a former director of Kemper Group Funds. Chairman, Audit Committee; member, Compensation and Stock Option Committee. Age 84.

     WARREN J. HAYFORD. Mr. Hayford served as President, Chief Operating Officer and a director of the Company from its organization in 1986 to 1988 and served as Vice Chairman and a director from 1988 until his retirement as Vice Chairman in 1992. He continues to serve as a director. Mr. Hayford has served as Chairman, Chief Executive Officer and a director of BWAY Corporation (formerly Brockway Standard Holdings Corporation), a manufacturer of metal containers, since its formation in 1989. Mr. Hayford served from 1989 to 1996 as a director of System Software Associates, Inc., a developer and marketer of business application software packages. Chairman, Nominating and Organizational Planning Committee. Age 67.

     RICHARD S. LEVITT. Mr. Levitt has served as a director of the Company since October 1987. He is currently Chairman of Nellis Corporation, a private capital management company. He served from 1983 to 1987 as Vice Chairman and Chief Operating Officer of the Specialized Financial Group of Norwest Corporation, a bank holding company. From 1979 to 1983, Mr. Levitt served as Chairman of the Board, President and Chief Executive Officer of Norwest Financial Services, Inc., a financial services company (formerly Dial Corporation), which became a wholly owned subsidiary of Norwest Corporation in 1982. Mr. Levitt is a director of Norwest Corporation, Norwest Bank Iowa, N.A., Meredith Corporation, a communications company, and the Northwest Area Foundation, a charitable foundation. Chairman, Compensation and Stock Option Committee; member, Audit Committee. Age 66.

     RALPH L. MacDONALD JR. Mr. MacDonald has served as a director of the Company since May 1994. Mr. MacDonald is a principal of Amelia Investment Corp., a private investment company. Prior thereto, he was a principal of Island Capital Corporation ("Island Capital"), a private investment company. He was formerly Managing Director-Corporate Finance and a member of the Management Committee of Bankers Trust Company and its parent, Bankers Trust New York Corporation, which he joined in 1964 and served in various capacities until his resignation in March 1992 to co-found Island Capital. Mr. MacDonald also serves as a director of Hercules, Inc., a specialty chemical concern. Member, Audit Committee and Compensation and Stock Option Committee. Age 54.

     MARVIN A. POMERANTZ. Mr. Pomerantz has served as Chairman, Chief Executive Officer and a director of the Company since its organization in 1986. Since 1980, Mr. Pomerantz has served as Chairman or President and a director of MAG. He currently serves on the Board of Directors and the Executive Committee of the American Forest & Paper Association. From 1980 to 1982, he served as President of the Diversified Group, and later as Executive Vice President of Navistar. Mr. Pomerantz formerly served as President of the Board of Regents for the state universities in Iowa and formerly served on the board of directors of Stone Container Corporation, a manufacturer of packaging products. Age 66.

     THOMAS H. STONER. Mr. Stoner has served as a director of the Company since February 1993. He serves as Chairman of the Executive Committee of American Radio Systems and served from 1965 to 1993 as Chairman and Chief Executive of Stoner Broadcasting Systems, Inc., a private broadcast communications company that merged with American Radio Systems in 1993. Since September 1996, he has served as a director for Poppe Tyson, an advertising agency. Since 1994, he has been Chairman of Chesapeake Bay Foundation, a charitable foundation, after having served on the Board of Trustees since 1989. From 1965 to 1991 he served as Chairman of the Stoner McCray Systems, Inc., a privately owned real estate development company, and from 1985 to 1989 he served as director of Annapolis Banking and Trust Company, an affiliate of Mercantile Bankshares Corporation, a publicly traded banking company. Member, Nominating and Organizational Planning Committee. Age 61.

REQUIRED VOTE

     Election of each Director Nominee requires the affirmative vote by the holders of a majority of the outstanding shares of Common Stock present (whether by person or proxy) and entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH DIRECTOR NOMINEE.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held six meetings during fiscal 1996 and the various committees of the Board held a total of four meetings. During fiscal 1996, each Board member attended at least 75 percent of the meetings of the Board and meetings of the committees of which he is a member, except for Mr. Stoner, who attended 71% of the Board and committee meetings.

     Directors who are not current employees of the Company (the "Outside Directors") are entitled to an annual fee of $26,000 plus an attendance fee of $1,000 for each meeting of the Board. In addition, each Outside Director is entitled to an annual fee of $5,000 for each committee chaired, plus a fee of $1,000 per committee meeting attended. During fiscal 1996, no director fees were paid to Mr. Pomerantz. All directors are reimbursed for expenses incurred as a director.

     Beginning in fiscal 1996, Outside Directors may elect to defer all (but not less than all) fees payable for service on the Board until they cease to be directors or file a written revocation of their election. At the election of the Outside Director deferred fees accrue (i) interest at 300 basis points over the six month U.S. Treasury bill rate in effect at the beginning of each fiscal year ("Option A"); or (ii) gain or loss as if deferred fees were used to acquire Common Stock at a 15 percent discount from the closing price at the beginning of each fiscal year ("Option B"). Messrs. Goodenow, Hawkinson, Levitt, MacDonald, and Stoner have elected to defer fees, all under Option B.

     The Board, pursuant to its powers, has designated certain committees of the Board, including a Compensation and Stock Option Committee (the "Compensation Committee"), an Audit Committee (the "Audit Committee") and a Nominating and Organizational Planning Committee (formerly named the Nominating Committee)("Nominating Committee"), the functions of which are described below:

     The Compensation Committee is responsible for establishing and maintaining employee benefit programs, plans and trusts, including incentive compensation programs, and the administration and grant of stock-based awards under the Company's 1987 Key Employee Stock Option Plan (the "1987 Plan"), the Company's 1989 Long Term Incentive Plan (the "1989 Plan") and, if approved at this meeting, the 1997 Plan. The Compensation Committee met twice in fiscal 1996.


     The Audit Committee's functions include making recommendations to the Board on the selection of the Company's independent auditors, reviewing the scope of the independent auditors' examination and meeting with the independent auditors, internal auditors and certain officers and employees of the Company to review the adequacy of internal controls. The Audit Committee held one meeting in fiscal 1996.

     The Nominating Committee's responsibilities include recommending candidates for election to the Board or to fill vacancies on the Board, reviewing the performance of Board members and establishing and reviewing a plan of succession for the Company's Chief Executive Officer, in the event of death, disability, retirement or other termination of employment. The Nominating Committee met once in fiscal 1996. The Nominating Committee will consider a director nominee recommended by a stockholder, if written notice of such recommendation is delivered by registered mail to the Secretary of the Company not less than 90 days nor more than 120 days before a meeting of stockholders at which directors are to be elected. A recommendation must be accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee, and if nominated and elected, he or she will serve as a director. Such a recommendation by a stockholder does not guarantee that the Nominating Committee will propose any such nominee to the Board.

PROPOSAL 2

                           APPROVAL OF THE 1997 PLAN

GENERAL

     The 1997 Plan, which the Company has adopted subject to stockholder approval effective January 1, 1997, provides for grants of stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards and any combination of the foregoing to certain directors, officers and key employees of the Company and its subsidiaries. The purpose of the 1997 Plan is to provide such individuals with incentives to maximize stockholder value and otherwise contribute to the success of the Company and to enable the Company to attract, retain and reward the best available persons for positions of substantial responsibility.

     The 1997 Plan will be administered by the Compensation Committee. As grants to be awarded under the 1997 Plan will be made entirely in the discretion of the Compensation Committee, the recipients, amounts and values of future benefits to be received pursuant to the 1997 Plan are not determinable. No grants have been made to date under the 1997 Plan.

     A total of 2,000,000 shares of Common Stock will be available for issuance pursuant to the 1997 Plan, subject to adjustment in the event of a reorganization, recapitalization, stock split, stock dividend or similar change in the corporate structure of the Company or the outstanding shares of Common Stock. Such shares may be, in whole or in part, authorized and unissued or reacquired and held as treasury shares. As of December 16, 1996, the closing price of the Common Stock as reported on the American Stock Exchange was $6.38 per share.

     The following is a summary of the terms of the 1997 Plan, which is qualified in its entirety by reference to the 1997 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

TERMS OF THE 1997 PLAN

     Eligibility. Directors and officers (whether or not employees) and key employees of the Company and its subsidiaries selected by the Compensation Committee will be eligible to receive grants pursuant to the 1997 Plan, except that only employees may receive grants of incentive stock options pursuant to the 1997 Plan. As of December 16, 1996, the Company had approximately 250 employees expected to be eligible to participate in the 1997 Plan.

     Stock Options. Pursuant to the 1997 Plan, the Compensation Committee may award grants of incentive stock options conforming to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive options"), and other stock options ("non-qualified options"), subject to a maximum award of 550,000 options or SARs to any one grantee in any calendar year and to a maximum fair market value of $100,000 of incentive options first exercisable in any calendar year. The exercise price of any option will be determined by the Compensation Committee in its discretion, provided that the exercise price of an incentive option may not be less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, and the exercise price of an incentive option awarded to a person who owns stock constituting more than 10% of the voting power of the Company may not be less than 110% of such fair market value on such date.

     The term of each option will be established by the Compensation Committee, subject to a maximum term of ten years from the date of grant in the case of a non-qualified option or an incentive option and of five years from the date of grant in the case of an incentive option granted to a person who owns stock constituting more than 10% of the voting power of the Company. In addition, the 1997 Plan provides that all options generally cease vesting on, and terminate 90 days after, the date on which a grantee ceases to be a director, officer or employee of the Company or its subsidiaries, although the 1997 Plan allows certain exceptions depending upon the circumstances of cessation. In the case of the grantee's death or disability, all of the grantee's options become fully vested and exercisable and remain so for one year after the date of death or disability. In the event of retirement, only the options vested on the date of retirement remain exercisable, for a period of three years after retirement, so long as the grantee does not compete with the Company during such period. Upon termination for cause, all options terminate immediately. In addition, immediately prior to a change in control of the Company, all options become fully vested and exercisable.

     SARs. The Compensation Committee may grant SARs in tandem with stock options to any optionee pursuant to the 1997 Plan. SARs become exercisable only when, to the extent and on the conditions that the related options are exercisable, and they expire at the same time the related options expire. The exercise of an option results in the immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR results in the immediate forfeiture of any related option to the extent the SAR is exercised.

     Upon exercise of an SAR, the grantee will receive an amount in cash and/or shares of Common Stock equal to the difference between the fair market value of a share of Common Stock on the date of exercise and the exercise price of the option to which it relates, multiplied by the number of shares as to which the SAR is exercised.

     Restricted Stock. Under the 1997 Plan, the Compensation Committee may award restricted stock subject to such conditions and restrictions, and for such duration (which shall be at least six months except as otherwise described below), as it determines in its discretion. A grantee will be required to pay the Company at least the aggregate par value of any shares of restricted stock within ten days of the date of grant, unless such shares are treasury shares. Except as otherwise provided by the Compensation Committee, all restrictions on a grantee's restricted stock will lapse immediately prior to a change in control of the Company or at such time as the grantee ceases to be a director, officer or employee of the Company and its subsidiaries due to death, disability or retirement. If a grantee ceases to serve as such a director, officer or employee for any other reason, all his or her restricted stock as to which the applicable restrictions have not lapsed will be forfeited immediately.

     Performance Awards. Pursuant to the 1997 Plan, the Compensation Committee may grant performance awards contingent upon achievement of set goals and objectives with respect to specified performance criteria, such as return on equity, over a specified performance cycle, all as designated by the Compensation Committee. Performance awards may include specific dollar-value target awards, performance units, the value of which is established by the Compensation Committee at the time of grant, and/or performance shares, the value of which is equal to the fair market value of a share of Common Stock on the date of grant. The value of a performance award may be fixed or fluctuate on the basis of specified performance criteria.

     Except as otherwise provided by the Compensation Committee, in the event of a change in control of the Company, or if a grantee ceases to be a director, officer or employee of the Company and its subsidiaries due to death, disability or retirement, prior to completion of a performance cycle, the grantee will receive the portion of the performance award payable to him or her based upon the achievement of the applicable performance criteria over the elapsed portion of the performance cycle. If a grantee ceases to be a director, officer or employee of the Company or its subsidiaries for any other reason prior to completion of a performance cycle, the grantee will become ineligible to receive any portion of a performance award.

     Vesting, Transferability of All Awards. The terms and conditions of each award made under the 1997 Plan, including vesting requirements, will be set forth consistent with the 1997 Plan in a written agreement with the grantee. Unless the Compensation Committee determines otherwise, no award under the 1997 Plan may vest and become exercisable within six months of the date of grant; provided that all awards vest immediately prior to a change in control of the Company and in certain other circumstances upon a participant's termination of employment or performance of services for the Company as described above.

     Unless the Compensation Committee determines otherwise, no award made pursuant to the 1997 Plan will be transferable otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and each award may be exercised only by the grantee or his or her guardian or legal representative.

     Amendment and Termination of the 1997 Plan. The Board may amend or terminate the 1997 Plan in its discretion, except that no amendment will become effective without prior approval of the Company's stockholders if such approval is necessary for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any stock exchange listing requirements. If not previously terminated by the Board, the 1997 Plan will terminate on December 31, 2006.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE 1997 PLAN

     The following discussion is intended only as a brief summary of the federal income tax rules relevant to options or shares issued under the 1997 Plan, as based upon the Code as currently in effect. These rules are highly technical and subject to change in the future. Because federal income tax consequences will vary as a result of individual circumstances, grantees should consult their personal tax advisors with respect to the tax consequences associated with stock options. Moreover, the following summary relates only to grantees' federal income tax treatment, and the state, local and foreign tax consequences may be substantially different.

     Non-Qualified Options. A grantee does not recognize any taxable income, and the Company is not entitled to a deduction, upon the grant of a non-qualified option. Upon the exercise of a non-qualified option, the grantee recognizes ordinary income (subject to wage and employment tax withholding) equal to the excess of the fair market value of the Common Stock acquired over the option exercise price. However, in the case of a person subject to the short swing trading restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, whose grant is exempted from matching thereunder pursuant to the six-month holding provision of Rule 16b-3(d)(3) (a "16b-3(d)(3) Person"), income is recognized, and such excess is determined by using the fair market value on the later of the date of exercise and the date six months after the option grant date unless such grantee elects to be taxed based on the fair market value of the Company's common stock on the date of exercise by filing an election with the Internal Revenue Service within 30 days after the exercise date to recognize income on the exercise date (a "Section 83(b) Election"). A grantee's basis in the stock received is equal to such stock's fair market value on the date of exercise (or on the date six months after the option grant date, if later, in the case on a grantee who is a 16b-3(d)(3) Person and who makes no such Section 83(b) Election). The Company is entitled to a deduction equal to the compensation taxable to the grantee.

     If a grantee sells Common Stock acquired pursuant to the exercise of a non-qualified option, such grantee will recognize capital gain or loss equal to the difference between the selling price of the stock and the grantee's basis in the stock. Such capital gain or loss is long- or short-term, depending on whether the grantee has held the stock for more than one year. In the case of a grantee who is a 16b-3(d)(3) Person and who does not make a Section 83(b) Election, any such capital gain will be long-term only if the stock has been held for more than one year after the later of the exercise date or the date six months after the option grant date. The Company is not entitled to any deduction with respect to any capital gain recognized by the grantee.

     Capital losses on the sale of such stock may be used to offset capital gains. The net capital gain of an individual taxpayer is subject to a maximum tax rate of 28%. If capital losses exceed capital gains, then up to $3,000 of the excess losses may be deducted from ordinary income. Remaining capital losses may be carried forward to future tax years.

     Incentive Options. An optionee does not recognize taxable income on the grant or exercise of an incentive option. However, the excess of the stock's fair market value on the exercise date (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) over the option exercise price will be included in the grantee's alternative minimum taxable income and thereby may subject the grantee to an alternative minimum tax. Such alternative minimum tax may be payable even though the grantee receives no cash upon the exercise of his or her incentive option with which to pay such tax. Upon the disposition of shares of Common Stock acquired pursuant to the exercise of an incentive option
(i) more than one year after the date of exercise, and (ii) more than two years after the grant date (the "Required Holding Periods"), the grantee recognizes long-term capital gain or loss, as the case may be, measured by the difference between the stock's selling price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an incentive option, or a disposition of stock received upon the exercise of an incentive option after the Required Holding Periods have been satisfied.

     If a grantee disposes of the shares of Common Stock acquired pursuant to the exercise of an incentive option before the expiration of the Required Holding Periods (a "Disqualifying Disposition"), the difference between the exercise price of such shares and the lesser of (i) the fair market value of such shares upon the date of exercise (the fair market value on the exercise date or six months after the option grant date, whichever is later, is likely to govern in the case of a 16b-3(d)(3) Person) or (ii) the selling price, will constitute compensation taxable to the grantee as ordinary income. The Company is allowed a corresponding tax deduction equal to the amount of compensation taxable to the grantee. If the selling price of the stock exceeds the fair market value on the exercise date (or six months after the option grant date, if later, in the case of a 16b-3(d)(3) Person), the excess will be taxable to the grantee as capital gain (long-term or short-term, depending upon whether the grantee held the stock for more than one year). The Company is not allowed a deduction with respect to any such capital gain recognized by the grantee.

     Use of Shares to Pay Option Price. If a grantee delivers previously acquired shares of Common Stock, however acquired, in payment of all or any part of the exercise price of a non-qualified option, the grantee will not, as a result of such delivery, be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired shares after their acquisition date. The grantee's tax basis in, and holding period for, the previously acquired shares surrendered carries over to an equal number of the option shares received on a share-for-share basis. The fair market value of the shares received in excess of the shares surrendered constitutes compensation taxable to the grantee as ordinary income (reduced by any portion of the option price paid other than by delivering previously acquired shares). Such income is recognized and such fair market value is determined on the date of exercise, except in the case of 16b-3(d)(3) Persons as discussed above. The tax basis for such shares is equal to their fair market value as so determined, and such shares' holding period begins on the date on which the fair market value of such shares is determined. The Company is entitled to a tax deduction equal to the compensation recognized by the grantee.

     If a grantee delivers previously acquired Common Stock (other than stock acquired upon exercise of an incentive option and not held for the Required Holding Periods) in payment of all or part of the option price of an incentive option, the grantee will not be required to recognize as taxable income or loss any appreciation or depreciation in the value of the previously acquired Common Stock after its acquisition date. The grantee's tax basis in, and holding period (for capital gain, but not Disqualifying Disposition, purposes) for the previously acquired stock surrendered carries over to an equal number of the option shares received on a share-for-share basis. Shares received in excess of the shares surrendered have a tax basis equal to the amount paid (if any) in excess of the previously acquired shares used to pay the exercise price, and such shares' holding period will begin on the date of exercise (with the possible exception of 16b-3(d)(3) Persons). Proposed regulations provide that when an incentive option is exercised using previously acquired stock, a later Disqualifying Disposition of the shares received will be deemed to have been a disposition of the shares having the lowest basis first.

     If a grantee pays the exercise price of an incentive option in whole or in part with previously acquired Common Stock that was acquired upon the exercise of an incentive option and that has not been held for the Required Holding Periods, the grantee will recognize ordinary income (but not capital gain) under the rules applicable to Disqualifying Dispositions. The Company will be entitled to a corresponding deduction. The grantee's basis in the shares received in exchange for the shares surrendered will be increased by the amount of ordinary income the grantee recognizes.

     One Million Dollar Compensation Limit. If an employee's total compensation from the Company (including compensation related to options) exceeds $1,000,000 in any given year, such compensation in excess of $1,000,000 may not be tax deductible by the Company under Code Section 162(m). Affected employees are generally the Company's Chief Executive Officer and four other most highly compensated executive officers at the end of the Company's taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is "performance-based" within the meaning of Code Section 162(m). The Company intends that compensation realized upon the exercise of an option or SAR granted under the 1997 Plan be regarded as "performance-based" under Code Section 162(m) and that such compensation be deductible without regard to the limits of Code Section 162(m).

VOTE REQUIRED

     The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the 1997 Plan. Approval of the 1997 Plan is required for shares of Common Stock issued pursuant to the 1997 Plan to be listed for trading on the American Stock Exchange and for grants of options and SARs made pursuant to the 1997 Plan to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

PROPOSAL 3

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP has been selected by the Board of Directors, upon the recommendation of the Audit Committee, to act as the Company's independent auditors. Deloitte & Touche LLP served as the Company's auditors for the 1996 fiscal year. Representatives of Deloitte & Touche LLP will be present at the 1997 Annual Meeting; they will have the opportunity to make a statement, if they desire to do so; and they will be available to respond to appropriate questions. Stockholders are being asked to approve the selection of Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                INFORMATION WITH RESPECT TO CERTAIN STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock and warrants to obtain Common Stock as of December 16, 1996 by (i) each holder known by the Company to own beneficially more than 5 percent of the outstanding Common Stock, (ii) each director and executive officer of the Company and (iii) all officers and directors of the Company as a group. The numbers and percentages of Common Stock include Trust Stock held by the Warrant Trustee. To the knowledge of the Company, each stockholder has sole voting and investment power as to the shares owned unless otherwise noted. The address of all directors and executive officers is the address of the Company.

                                                                                  WARRANTS TO OBTAIN
                                                        COMMON STOCK                 COMMON STOCK
                                                  ------------------------    --------------------------
                                                   NUMBER      PERCENT OF       NUMBER       PERCENT OF
                                                  OF SHARES   OUTSTANDING*    OF WARRANTS   OUTSTANDING*
                                                  ---------   ------------    -----------   ------------
Marvin A. Pomerantz and MAG(1)................... 4,504,942        8.5               0            --
  4700 Westown Parkway
  West Des Moines, IA 50625
Warren J. Hayford(2)............................. 1,869,068        3.5               0            --
Mary Sue Coleman.................................       500         --               0            --
Harve A. Ferrill.................................    10,000         --               0            --
John E. Goodenow(3)..............................    44,000         --               0            --
David B. Hawkins(4)..............................    26,200         --               0            --
John Hawkinson(4)(5).............................    68,102         --               0            --
Richard S. Levitt(4)(6)..........................    74,200         --               0            --
Ralph L. MacDonald Jr............................    20,000         --               0            --
Thomas H. Stoner.................................    12,000         --               0            --
Dale E. Stahl....................................   266,648         --               0            --
Daniel P. Casey(7)...............................   151,110         --               0            --
Lawrence G. Rogna(8).............................    98,300         --               0            --
All officers and directors as a group (22
  persons)(9).................................... 7,544,906       14.3%          8,679            --

---------------
 * Percentages less than 1 percent have been omitted.

(1) MAG is owned by Mr. Pomerantz, his wife and trusts for the benefit of their children. Mr. Pomerantz does not own directly any of these shares except for 15,000 shares held in his own name. Mr. Pomerantz disclaims beneficial ownership of shares held by MAG and attributable to his wife and the trusts.

(2) The shares shown as beneficially owned by Mr. Hayford include 974,286 shares owned directly by trusts for the benefit of his children and grandchildren, 218,496 owned directly by his wife and 50,000 owned by a charitable family foundation. Mr. Hayford disclaims beneficial ownership of shares held by the trusts, his wife and the foundation.

(3) The shares shown as beneficially owned by Mr. Goodenow include 1,000 owned directly by his wife and 20,000 owned directly by Goodenow Bancorporation, a family owned corporation. Mr. Goodenow disclaims beneficial ownership of such shares.

(4) Messrs. Hawkins, Hawkinson and Levitt own options to purchase 24,200, 5,300 and 24,200 shares, respectively, of the Company's Common Stock, which options were granted pursuant to the Company's Outside Director Stock Option Plan. Although none of such options have been exercised, the shares shown as beneficially owned by each of them include 100 percent of such options, all of which are currently exercisable.

(5) The shares shown as beneficially owned by Mr. Hawkinson include 6,615 owned directly by his wife. Mr. Hawkinson disclaims beneficial ownership of such shares.

(6) The shares shown as beneficially owned by Mr. Levitt include 50,000 owned by a trust for the benefit of his wife. Mr. Levitt disclaims beneficial ownership of such shares.

(7) The shares shown as beneficially owned by Mr. Casey include 24,360 owned by his wife and 19,500 owned by his children. Mr. Casey disclaims beneficial ownership of such shares.

(8) The shares shown as beneficially owned by Mr. Rogna include 2,800 owned by his wife. Mr. Rogna disclaims beneficial ownership of such shares.

(9) The number and percentage of shares of Common Stock owned by the persons named in the table and all officers and directors as a group include the 648,177 shares that such persons and group may obtain upon the exercise of stock options exercisable currently or within 60 days of December 16, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information with respect to compensation of the Company's chief executive officer and the Company's other executive officers (the "named executive officers") earned for the fiscal years ended September 30, 1996, 1995 and 1994:


                                                                      RESTRICTED
                                                       OTHER ANNUAL     STOCK                  LTIP       ALL OTHER
        NAME AND          FISCAL   SALARY     BONUS    COMPENSATION    AWARDS/     OPTIONS/   PAYOUTS    COMPENSATION
   PRINCIPAL POSITION      YEAR      ($)       ($)         ($)            $        SARS(#)    ($)(1)     ($)(2)(3)(4)
------------------------  ------   -------   -------   ------------   ----------   -------   ---------   ------------
Marvin A. Pomerantz.....   1996    600,000         0      0                0        0                0      202,600
(Chairman and Chief        1995    600,000         0      0                0        0        2,236,400        4,500
Executive Officer)         1994    600,000         0      0                0        0          682,100       33,500
Dale E. Stahl...........   1996    368,100   208,000      0                0        0                0      115,700
(President and Chief       1995    346,900   375,000      0                0        0          894,500        4,500
Operating Officer)         1994    333,000    87,000      0                0        0          272,800       16,900
Daniel P. Casey.........   1996    344,400   208,000      0                0        0                0      112,400
(Executive Vice            1995    326,900   353,000      0                0        0          894,500        4,500
President)                 1994    313,000    82,000      0                0        0          272,800       16,400
Lawrence G. Rogna.......   1996    230,900   125,000      0                0        0                0      114,000
(Senior Vice               1995    218,900   185,000      0                0        0          447,300        4,500
President)                 1994    211,000    43,000      0                0        0          136,400        9,300



---------------


(1) Amounts shown are awards payable under the Company's Shareholder Value Plan, a calendar year plan, in which only the named executive officers are eligible to participate. Payment of a portion of such awards is contingent upon the price of the Company's Common Stock remaining at certain levels. See "Compensation Committee Report on Executive Compensation." Awards for calendar 1996, if any, cannot be calculated as of the date of this proxy statement.

(2) Includes for 1994, 1995 and 1996 employer contributions to the Company's 401(k) Plan on behalf of Messrs. Pomerantz, Stahl, Casey and Rogna of $4,500, $4,500 and $4,500; $4,500, $4,500 and $4,500; $4,800, $4,500 and
    $4,500; $5,400, $4,500, and $4,500, respectively.

(3) Includes for 1994, 1995 and 1996 cash payments in lieu of Company contributions which could not be made because of Internal Revenue Code limitations to Messrs. Pomerantz, Stahl, Casey and Rogna of $29,000, $0 and $198,100; $12,400, $0 and $111,200; $11,600, $0 and $107,900; and $3,900, $0
    and $53,700, respectively. Beginning in 1995, calculation of the payment was made on a calendar rather than fiscal year basis. Amounts paid for calendar 1995 are included in fiscal 1996 compensation.


(4) Includes for Mr. Rogna in 1996 $55,800 of a relocation loan which was forgiven.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The named executive officers are not eligible for stock grants during the term of the Shareholder Value Plan and, therefore, no stock options or SARs were granted to the named executive officers in fiscal 1996 under any stock option plan sponsored by the Company.

     The following table shows information concerning the exercise of options by the named executive officers in fiscal 1996 and the value of options held by the named executive officers at the end of fiscal 1996.

  AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION/SAR
                                     VALUES

                                                                                               VALUE OF UNEXERCISED
                                                                     NUMBER OF UNEXERCISED         IN-THE-MONEY
                                                                        OPTIONS/SARS AT            OPTIONS/SARS
                                                                           FY-END(#)               AT FY-END($)
                                                                     ---------------------     --------------------
                            SHARES ACQUIRED                              EXERCISABLE/              EXERCISABLE/
          NAME                ON EXERCISE      VALUE REALIZED($)       UNEXERCISABLE(1)          UNEXERCISABLE(2)
-------------------------   ---------------    -----------------     ---------------------     --------------------
Marvin A. Pomerantz......          0                   0                         0/0                       0/0
Dale E. Stahl............          0                   0                   177,148/0                 686,300/0
Daniel P. Casey..........          0                   0                    80,000/0                 329,800/0
Lawrence G. Rogna........          0                   0                    50,000/0                 201,200/0

---------------
(1) Options only are included. No SAR grants have been made.

(2) The closing price of the Common Stock on September 30, 1996 was $7.38.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The named executive officers did not receive any long-term incentive plan awards during the last fiscal year, other than their ongoing participation in the Shareholder Value Plan as described under "Compensation Committee Report on Executive Compensation."

                               EXECUTIVE OFFICERS

     MARVIN A. POMERANTZ. See "Director Nominees for Election at the 1997 Annual Meeting."

     DALE E. STAHL. Mr. Stahl has served as President and Chief Operating Officer of the Company since August 1988. From March 1988 through August 1988, Mr. Stahl served as Vice President of the Company. From 1978 to 1988, he was employed by Union Camp Corporation, an integrated paper packaging manufacturer, starting in sales and ultimately being promoted to Vice President-General Manager of the container division. He is currently serving as a director of AMCOL International Corporation, a diversified specialty mineral, chemical and environmental company. Age 49.

     DANIEL P. CASEY. Mr. Casey has served as Executive Vice President of the Company since February 1990. From July 1988 through February 1990, Mr. Casey served as Senior Vice President-Financial and Legal Affairs of the Company and from January 1988 through June 1988 in the same position for each of the Company and Mid-America Packaging, Inc., which merged with the Company in June 1988. From March 1987 through January 1988, Mr. Casey served as Vice President-Financial and Legal Affairs for each of the Company and Mid-America. Age 54.

     LAWRENCE G. ROGNA. Mr. Rogna has served as Senior Vice President of the Company since February 1990. From December 1988 through February 1990, Mr. Rogna served as Vice President-Human Resources of the Company. From 1981 to 1988 he was employed by Rohr Industries, Inc., a manufacturer of components for aircraft and space vehicles, where he served as Vice President, Human Resources from 1983 to 1988. Age 50.

                             EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. Pomerantz dated as of January 1, 1993. The employment agreement is for a term of five years, commencing January 1, 1993. The employment agreement provides for an annual base salary of no less than $600,000, participation in the Shareholder Value Plan and participation in all salaried employee benefit plans and programs of the Company. Mr. Pomerantz's annual salary was increased to $750,000, effective January 1997. During the term of his employment agreement, Mr. Pomerantz will not be eligible for any stock option or restricted stock grants or to participate in the Company's Management Incentive Plan. The employment agreement provides Mr. Pomerantz with supplemental annual retirement income payments commencing on the later of December 31, 1997 or the date of retirement equal to 50 percent of his average base salary and bonus for the four highest years of service with the Company, less primary Social Security benefits and any amounts payable under the Company's pension plan. Early retirement reductions are included under the supplemental retirement plan.

     In the event that Mr. Pomerantz's employment is terminated as a result of his disability, Mr. Pomerantz will be entitled to receive his base salary for 12 months after such termination. In the event that Mr. Pomerantz's employment is terminated as a result of his death, his estate will be entitled to receive his base salary which is then accrued and unpaid. In the event that Mr. Pomerantz's employment is terminated by the Company for any other reason other than Serious Misconduct (as defined below) or by Mr. Pomerantz for Good Reason (as defined below), he will be entitled to receive his full compensation for the balance of the term of the employment agreement. For purposes of the employment agreement, "Good Reason" means Mr. Pomerantz's resignation due to substantial diminution of his duties, a reduction of his perquisites, a change in principal office location or a material uncured breach by the Company of the employment agreement, and "Serious Misconduct" means embezzlement or misappropriation of Company funds, commission of a felony, willful disregard for his duties, violation of any duty of loyalty, repeated acts causing public disgrace to the Company, disclosure of the Company's confidential information, or engaging in competition with the Company at any time before the sixth anniversary of the commencement of the employment agreement.

     The Company has entered into an employment letter agreement for an indefinite term with each of Mr. Stahl, under which he is serving as President and Chief Operating Officer at an annual salary of $380,000 effective January 1997, Mr. Casey, under which he is serving as Executive Vice President at an annual salary of $350,000 effective January 1997 and Mr. Rogna, under which he is serving as Senior Vice President at an annual salary of $230,000 effective January 1997.

     If any of Messrs. Stahl, Casey or Rogna becomes disabled and the Company elects to terminate such executive, such executive will be entitled to receive his full base salary and benefits for 12 months following such termination. If the Company otherwise terminates the employment of any such executive, such executive will be entitled to his full base salary and benefits for the 24 months following such termination; provided, however, that the final 12 months of payments will be reduced by the amount, if any, received by such executive from other employment. Pursuant to the terms of their employment agreements, each of Messrs. Stahl, Casey and Rogna is entitled to participate in the Shareholder Value Plan and in the Company's salaried employee benefit and incentive plans, but is not eligible for any stock option or restricted stock grants during the term of the Shareholder Value Plan.

     Each of Messrs. Stahl, Casey and Rogna is party to a severance compensation agreement with the Company. Pursuant to such agreement, if any such executive is terminated within 24 months after a change in control of the Company, such executive will be entitled to a severance payment equal to two times the sum of such executive's base salary plus his target bonus, as such bonus is provided for in the Company's Management Incentive Plan. Target bonus amounts for Messrs. Stahl, Casey and Rogna currently are 50 percent, 50 percent and 40 percent, respectively, of base salary. In connection with the agreements, the Company also provides reimbursement of any excise tax imposed on severance payments.

     Each of Messrs. Stahl, Casey and Rogna is a participant in the Supplemental Executive Retirement Plan ("SERP") that was established in 1995. Pursuant to the SERP, each such executive will receive supplemental annual retirement payments commencing the later of age 55 or the date of retirement equal to up to

60 percent of his average base salary and bonus, excluding awards under the Shareholder Value Plan, for the four highest of the seven years prior to retirement, less primary Social Security benefits and any amounts payable under the Company's pension plan. Such payments range from 35 percent (at age 55) to 60 percent (at age 65) of the executive's average base salary and bonus.

                              CERTAIN TRANSACTIONS

     MAG and certain of its subsidiaries provided office space and professional, administrative and clerical services to the Company during fiscal 1996 at a cost of approximately $143,000. Fees for these services are determined on the basis of costs incurred and the fair market value of the office space. It is expected that MAG and such subsidiaries will continue to provide office space and such services to the Company in the future.

     The Company has entered into agreements with certain of its stockholders which provide such stockholders with the right in certain circumstances to require the Company to register, at the Company's expense, the shares of Common Stock owned by them under the Securities Act of 1933, as amended.

     The Company has entered into employment agreements with Messrs. Pomerantz, Stahl, Casey and Rogna. See "Employment Agreements."

                                  PENSION PLAN

     The Gaylord Container Retirement Plan (the "Pension Plan") is a qualified, non-contributory defined benefit plan which covers substantially all employees of the Company, including both salaried and hourly employees. The following table shows estimated annual benefits payable to salaried employees under the Pension Plan on a straight life annuity basis upon normal retirement with indicated years of credited service and final average annual compensation:

  FINAL                                                     YEARS OF SERVICE(2)
 AVERAGE                               -------------------------------------------------------------
EARNINGS(1)                               5         10         15         20         25         30
----------                             ------    -------    -------    -------    -------    -------
$300,000(3)(4).......................  $9,375    $21,167    $31,992    $40,884    $49,775    $61,084
 200,000.............................   9,375     19,375     29,125     38,375     47,625     57,500
 175,000.............................   9,375     18,125     27,125     36,625     46,125     55,000
 150,000.............................   9,375     16,875     25,125     34,875     44,625     52,500
 125,000.............................   7,813     14,063     20,938     29,063     37,188     43,750
 100,000.............................   6,250     11,250     16,750     23,250     29,750     35,000

---------------
(1) Compensation covered by the Pension Plan includes all cash compensation, including amounts received under the Shareholder Value Plan, but does not include compensation related to stock options, non-cash compensation or deferred compensation. The amounts reflected in the above pension table do not reflect the Social Security offset in accordance with the Pension Plan benefit formula.

(2) As of September 30, 1996, the named executive officers had been credited with the following years of service: Mr. Pomerantz, 8 years; Mr. Stahl, 8 years; Mr. Casey, 9 years; and Mr. Rogna, 7 years. The basic benefit payable under the Pension Plan is computed on a straight life annuity basis.

(3) For the 1996 Pension Plan year, the amount of compensation in the calculation of retirement benefits for any participant is limited to $150,000 subject to future increases based on cost of living adjustments implemented by the Department of Treasury. The maximum estimated annual benefits listed in this table do not include projected cost of living increases.

(4) In addition to amounts payable under the Pension Plan, Messrs. Pomerantz, Stahl, Casey and Rogna will receive supplemental retirement income. See "Employment Agreements." Based on current and historical compensation, the maximum annual supplemental retirement income payable to

Messrs. Pomerantz, Stahl, Casey and Rogna will be approximately $725,000, $330,000, $309,000 and $180,000, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The members of the Company's Compensation Committee are Messrs. Levitt, Ferrill, Goodenow, Hawkinson and MacDonald. No officers or former officers of the Company serve on the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

     The following has been submitted by the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors makes recommendations to the Board regarding compensation of the Company's executive officers. The philosophy of the Compensation Committee is to design an executive compensation program to attract, motivate and retain the executive talent critical to the Company's achievement of its objectives to increase shareholder value and maximize returns to shareholders.

     Key to the program are incentives which vary rewards with individual and Company performance. Two compensation approaches are used to implement the variable pay initiative: an annual cash incentive opportunity focused on Company operating and financial performance for officers and key managers, and a long-term incentive based on share price appreciation through grants of restricted stock, grants of stock options or payments under the Shareholder Value Plan.

  General Executive Compensation Program Policies

     To achieve its objectives, the Company has developed a series of executive compensation policies:

     - The Company will provide levels of executive compensation that are competitive with those provided by the relevant marketplace (as defined below).

     - The   Company  will  provide  annual   cash  incentive  compensation  for
       executives that varies in a consistent and predictable manner with the operating and financial performance of the Company.

     - The Company will provide programs which enable executives to achieve rewards based on increased shareholder value to reinforce the link between executive and shareholder interests.

  Competitive Executive Compensation, Base Salary and Annual Incentive Compensation

     The Company seeks to provide levels of executive compensation that are competitive at expected levels of individual and Company performance. Competitiveness is defined as in keeping with the compensation of executives in comparable positions and who have similar qualifications. The comparison group for those executives is companies similar to the Company in industry and size.

     Competitiveness is measured using data from a number of sources, including published information, proxies, forest products industry surveys, which includes data from the Dow Jones paper products peer group, and surveys by consulting firms.

     A salary range is established for each salaried position in the Company, including each executive officer position. The midpoint of each salary range is based on the average salary of equivalent positions at the other companies which the Company uses for comparison purposes. The salary range is from 80 percent to 120 percent of the midpoint. An individual's base salary is determined by reviewing his or her sustained performance over time and correspondingly positioning the executive officer's salary in the salary range for his or her position. Salaries for the executive officers other than Mr. Pomerantz were increased in fiscal 1996 to reflect their individual contributions and provide salaries in line with competitive practices.

     The Management Incentive Plan is designed to ensure that incentive compensation varies in a consistent and predictable manner with the Company's operating and financial performance. Performance targets and related amounts to be paid to plan participants if the targets are achieved are determined annually by the Board. Targets have been established for fiscal 1997 based on the Company's earnings before interest, income taxes, depreciation and amortization. Messrs. Stahl, Casey and Rogna received payouts under this plan for fiscal 1996. Mr. Pomerantz does not participate in the Management Incentive Plan.

     Based on the same goals and targets, the Company also maintains a Deferred Profit Sharing Plan which provides for contributions to participants' individual 401(k) accounts. Based on the results achieved in fiscal 1996, the Company made contributions of 3.72 percent of each participant's qualified compensation (as described) pursuant to this plan. The Company's executive officers all participate in this plan.

  Long-Term Incentive

     The Company currently maintains two stock-based plans pursuant to which non-qualified stock options may be granted at no less than the market price of the Company's Common Stock at the time of the grant: the 1989 Plan and the 1987 Plan. The 1989 Plan also permits the grant of incentive stock options, stock appreciation rights, stock indemnification rights, restricted stock and performance awards. Only non-qualified options and restricted stock have been granted. Messrs. Pomerantz, Stahl, Casey and Rogna are not eligible to receive any grants under the 1989 Plan or 1987 Plan during the term of the Shareholder Value Plan.

     The Shareholder Value Plan, as approved by the Company's stockholders on February 2, 1994 ("Shareholder Value Plan"), directly ties the long-term incentive compensation of the Company's four executive officers to the creation of shareholder value.

     The Shareholder Value Plan commenced January 1, 1993 and will be in effect until December 31, 1997. All deferred awards not paid by the end of the calendar 1997 will be forfeited, provided that awards earned in calendar 1997 may be payable during calendar 1998.

     At the end of each calendar year, Messrs. Pomerantz, Stahl, Casey and Rogna will be entitled to receive in cash 1.0 percent, 0.4 percent, 0.4 percent and
0.2 percent, respectively, of the increase in shareholder value, if any, created during that calendar year. Upon appropriate certification by the Compensation Committee that the awards have been earned, one-half of such award will be immediately payable and the remaining one-half will be payable in one-twelfth increments at the conclusion of any month in which the Company's share price on the last trading day of such month exceeds the Year End Share Value (as defined) for the calendar year in which such award was earned.

     The increase in shareholder value for each calendar year is determined by calculating the excess of (i) the product of (a) the average closing price of the Company's stock during the last 10 trading days of such calendar year and the first 10 trading days of the subsequent calendar year (the "Year End Share Value"), multiplied by (b) 53,365,378 over (ii) the product of (a) the highest Year End Share Value for any prior calendar year during which the Shareholder Value Plan was in effect (provided that such value will not be less that $3.375), multiplied by (b) 53,365,378. All calculations under the Shareholder Value Plan will be equitably adjusted by the Board in the event of any stock split, stock dividend, reverse stock split or other recapitalization.

     In the event of an acquisition of the Company prior to December 31, 1997, the aggregate purchase price of the Company will establish the final Year End Share Value under the Shareholder Value Plan. Upon consummation of such acquisition, final payments including all deferred amounts will be immediately due and payable.

     An acquisition of the Company means (i) a sale of substantially all of the Company's assets to, or a merger with, another person in exchange for cash and/or other property (other than a person where the Company's former shareholders own immediately after such transaction directly or indirectly stock possessing more than 50 percent of such person's voting power) or (ii) an acquisition of the Company's stock by a person or group in exchange for cash and/or other property so that such person or group has acquired stock possessing more than 50 percent of the Company's voting power (other than a person or group which includes Mr. Pomerantz, MAG or Mr. Hayford, or their respective spouses or heirs).

     If the Company terminates the employment of Messrs. Stahl, Casey or Rogna before the end of a calendar year other than because of his death, total and permanent disability, or serious misconduct, he shall continue to participate in this plan for the full five-year period. If the Company terminates the employment of Mr. Pomerantz or if Mr. Pomerantz resigns for Good Reason (see "Other Business - Employment Agreements") before the end of the calendar year other than due to his death, total and permanent disability or serious misconduct, he shall continue to participate in this plan for the remainder of the calendar year in which the termination occurs and the following calendar year.

     If the Company terminates a participant's employment for serious misconduct or if Messrs. Stahl, Casey or Rogna resigns, or if Mr. Pomerantz resigns for other than Good Reason, such participant shall receive no earned award for the calendar year in which such termination occurred or any subsequent calendar year.

     If a participant ceases to be a Company employee because of his death or total and permanent disability before the end of the calendar year, (i) the participant shall be entitled to an award for such calendar year and the Year End Share Value for such participant for such calendar year shall be determined by using the 10 trading days prior to the termination of the participant's employment (including the date of termination as the 10th day if it is a trading day) and the 10 trading days after the termination of his employment, and (ii) such participant shall be entitled to no earned award for any subsequent calendar year.

     The Shareholder Value Plan may be amended or modified by the Board; provided, however, that any such amendment or modification which adversely affects a participant must also be approved in writing by such participant.

     None of Messrs. Pomerantz, Stahl, Casey or Rogna received an award under this plan based on the Year End Share Value for calendar 1995.

     Deductibility of Compensation under Section 162(m) of the Code

     Section 162(m) of the Code imposes a $1 million deduction limit on compensation paid to the named executive officers of the Company. Compensation is exempt from the $1 million deduction limit, however, if the compensation qualifies for an exception, including as exception for certain performancebased compensation. Compensation paid under the Shareholder Value Plan should qualify for the performance-based compensation exception, and therefore compensation paid pursuant to the Shareholder Value Plan should not be applied toward the $1 million deduction limit of Code Section 162(m). The Company anticipates that the amount of compensation income received by each of the Company's named executive officers, excluding income received pursuant to the Shareholder Value Plan, will not exceed $1 million in 1996 or 1997. Therefore, Code Section 162(m) should not cause the Company to be denied a deduction for any compensation income paid to the Company's named executive officers.

     Chief Executive Officer Compensation

     After extensive review of competitive data and other pertinent factors, the Compensation Committee recommended and the Board approved a new five-year employment agreement with Mr. Pomerantz effective January 1, 1993. During the term of his employment agreement, Mr. Pomerantz is not eligible to participate in the Management Incentive Plan or to receive any grants under the 1987 Plan or 1989 Plan.

     In structuring this new program, the Compensation Committee placed significant emphasis on the creation of shareholder value. The program utilizes wholly objective criteria for the variable pay opportunity and is devoid of multiple long-term vehicles. By providing a program that consists primarily of base salary and participation in the Shareholder Value Plan (as described above), the Compensation Committee believes it has created an equitable opportunity for Mr. Pomerantz which is clearly focused on creating shareholder value.

     The Compensation Committee has reviewed the overall program for Mr. Pomerantz and believes that it continues to provide the right focus and incentive on the continued improvement of shareholder value. The Compensation Committee has reviewed Mr. Pomerantz's base salary history and recommended to the Board and the Board has approved an increase in base salary to $750,000 effective January 1, 1997. Mr. Pomerantz's current base salary of $600,000 was established in 1988 and has remained at that level, except from January 1, 1991 until December 31, 1992, when it was reduced to $480,000 during the period of the Company's financial restructuring.

         Richard S. Levitt, Chairman
         Harve A. Ferrill, member
         John E. Goodenow, member
         John Hawkinson, member
         Ralph L. MacDonald, Jr., member

                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return of the Company's Common Stock, the S&P 500 Composite Stock Index and an index of a peer group of paper companies, for the period of five years beginning October 1, 1991 and ending September 30, 1996 (assuming that the value of the investment in the Company's Common Stock and each index was $100 on October 1, 1991 and that all dividends were reinvested). The peer group index is comprised of eight medium to large sized companies whose primary business is the manufacture and sale of paper products. Peer group returns are weighted each year based on each company's market capitalization at the beginning of the year. The peer group comprises the common stocks of: Boise Cascade, Bowater, Champion International, Consolidated Papers, Federal Paper Board (through the date it was acquired by International Paper), P.H.Glatfelter, International Paper, Mead and Westvaco.

                 FIVE YEAR CUMULATIVE TOTAL STOCKHOLDER RETURNS


                             1991    1992    1993      1994    1995    1996
S&P 500 INDEX                100     111.05   125.49  130.11  168.82  203.14
GAYLORD CONTAINER            100     120.00    69.98  272.00  300.00  236.00
DOW JONES PAPER PRODUCTS     100      99.57   100.07  131.38  159.09  152.94


                              FINANCIAL STATEMENTS

     The Company has enclosed its Annual Report to Stockholders, which includes its Annual Report on Form 10-K for the year ended September 30, 1996, with this Proxy Statement.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the American Stock Exchange. Executive officers and directors are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1996 all filing requirements applicable to executive officers and directors were met.


                                 OTHER BUSINESS

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting. If other matters are presented for a vote, however, the proxies will be voted on such matters in accordance with the judgment of the persons acting under the proxies.

                           PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company no later than August 25, 1997.

     You are again urged to attend the Annual Meeting. Proxies will be solicited by the Board through the use of the mails. Proxies may also be solicited by directors, officers and a small number of other employees of the Company personally or by mail, telephone, telegraph or otherwise, but such persons will not be separately compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to beneficial owners of stock held of record by them. The entire cost of the Board's solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          David F. Tanaka
                                          Secretary

                                                                      APPENDIX A

                         GAYLORD CONTAINER CORPORATION
                      1997 LONG-TERM EQUITY INCENTIVE PLAN

 1. PURPOSE.

     This plan shall be known as the Gaylord Container Corporation 1997 Long-Term Equity Incentive Plan (the "Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Gaylord Container Corporation (the "Company") and its Subsidiaries by (i) providing certain directors, officers and key employees of the Company and its Subsidiaries with incentives to maximize stockholder value and otherwise contribute to the success of the Company and (ii) enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. Grants of incentive or nonqualified stock options, stock appreciation rights ("SARs") in tandem with options, restricted stock, performance awards, or any combination of the foregoing may be made under the Plan.

 2. DEFINITIONS.

     (a) "Board of Directors" and "Board" mean the board of directors of Gaylord Container Corporation.

     (b) "Cause" means the occurrence of one of the following events:

          (i) Conviction of a felony or any crime or offense lesser than a felony involving the property of the Company or a Subsidiary; or

          (ii) Conduct that has caused demonstrable and serious injury to the Company or a Subsidiary, monetary or otherwise; or

          (iii) Willful refusal to perform or substantial disregard of duties properly assigned, as determined by the Company.

     (c) "Change in Control" means the occurrence of one of the following events:

          (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the Compensation and Stock Option Committee of the Board. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Exchange Act and Section 162(m) of the Code.

     (f) "Common Stock" means the Class A Common Stock, par value $.0001 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) "Competition" is deemed to occur if a person whose employment with the Company or its Subsidiaries has terminated obtains a position as a full-time or part-time employee of, as a member of the board of directors of, or as a consultant or advisor with or to, or acquires an ownership interest in excess of 5% of, a corporation, partnership, firm or other entity that engages in any of the businesses of the Company or any Subsidiary with which the person was involved in a management role at any time during his or her last five years of employment with or other service for the Company or any Subsidiaries.

     (h) "Disability" means a permanent and total disability as defined in the Company's Long-Term Disability Plan or as otherwise approved by the Committee.

     (i) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (j) "Exempt Person" means (i) Marvin A. Pomerantz, (ii) Warren J.  Hayford,
(iii) any person, entity or group under the control of any party included in clause (i) or (ii), or (iv) a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company.

     (k) "Fair Market Value" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "Market") for the immediately preceding trading day or, if the Common Stock is not then listed or quoted in the Market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

     (l) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code.

     (m) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act.

     (n) "Nonqualified Stock Option" means any stock option other than an Incentive Stock Option.

     (o) "Retirement" means retirement as defined under the Company's Pension Plan or termination of one's employment on retirement with the approval of the Committee.

     (p) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company.

 3. ADMINISTRATION.

     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. The Committee shall consist of at least two directors. Subject to the provisions of the Plan, the Committee shall be authorized to (i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) modify the terms of grants made under the Plan, (iv) interpret the Plan and grants made thereunder and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such member's own willful misconduct or as expressly provided by statute.

 4. SHARES AVAILABLE FOR THE PLAN.

     Subject to adjustments as provided in Section 15, an aggregate of 2,000,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. Such Shares may be in whole or in part authorized and unissued, or shares which have been reacquired by the Company and held as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, such unpurchased or forfeited Shares shall thereafter be available for further grants under the Plan unless, in the case of options granted under the Plan, related SARs are exercised.

     Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 17 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of this Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

 5. PARTICIPATION.

     Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers (including non-employee officers) and key employees of the Company and its Subsidiaries selected by the Committee. Nothing in the Plan or in any grant thereunder shall confer any right on a participant to continue in the employ of or the performance of services for the Company or shall interfere in any way with the right of the Company to terminate the employment or performance of services of a participant at any time.

     Incentive Stock Options or Nonqualified Stock Options, SARs in tandem with options, restricted stock awards, performance awards, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). A grant of any type made hereunder in any one year to an eligible employee shall neither guarantee nor preclude a further grant of that or any other type to such employee in that year or subsequent years.

 6. INCENTIVE AND NONQUALIFIED OPTIONS.

     The Committee may from time to time grant to eligible participants Incentive Stock Options, Nonqualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its subsidiaries (as defined for this purpose in Section 424(f) of the Code). In any one calendar year, the Committee shall not grant to any one participant, options or SARs to purchase a number of shares of Common Stock in excess of 550,000. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     (a) Price. The price per Share deliverable upon the exercise of each option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option unless otherwise permitted by Section 422 of the Code. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price, if required by the Code, shall not be less that 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option.

     (b) Payment. Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash

(including check, bank draft or money order), (ii) by delivery of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise,
(iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, or (B) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the share(s) of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Share(s) withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised. Any withheld Shares shall no longer be issuable under such option.

     (c) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but, except as otherwise provided herein, in no event shall an option be exercisable in whole or in part, in the case of a Nonqualified Stock Option or an Incentive Stock Option (other than as described below), more than ten years from the date it is granted or, in the case of an Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, if required by the Code, more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Unless otherwise provided herein or in the terms of the related grant, an optionee may exercise an option only if he or she is, and has been continuously since the date the option was granted, a director, officer or employee of the Company or a Subsidiary. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (d) Limitations on Grants. If required by the Code, the aggregate Fair Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries may not exceed $100,000.

     (e) Termination; Change in Control.

          (i) If a participant ceases to be a director, officer or employee of the Company and any Subsidiary due to death or Disability, all of the participant's options and SARs shall become fully vested and exercisable and shall remain so for a period of one year from the date of such death or Disability, but in no event after the expiration date of the option. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 422(e)(3) of the Code, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the code.

          (ii) If a participant ceases to be a director, officer or employee of the Company and any Subsidiary upon the occurrence of his or her Retirement, (A) each of his or her options and SARs that was exercisable on the date of Retirement shall remain exercisable for, and shall otherwise terminate at the end of, a period of up to three years after the date of Retirement, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such three-year period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after Retirement will cease to qualify as Incentive Stock Options and will be treated as Nonqualified Stock Options under the Plan if required to be so treated under the Code.

          (iii) If a participant ceases to be a director, officer or employee of the Company or a Subsidiary due to Cause, all of his or her options and SARs shall be forfeited immediately upon such cessation, whether or not then exercisable.

          (iv) Unless otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company or a Subsidiary for any reason other than death, Disability, Retirement or Cause, (A) each of his or her options and SARs that was exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Competition during such 90-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

          (v) If there is a Change in Control of the Company, all of the participant's options and SARs shall become fully vested and exercisable immediately prior to such Change in Control and shall remain so until the expiration date of the options and SARs.

 7. STOCK APPRECIATION RIGHTS.

     The Committee shall have the authority to grant SARs under this Plan to any optionee in tandem with options, either at the time of grant of the related option or thereafter by amendment to an outstanding option. The exercise of an option shall result in an immediate forfeiture of any related SAR to the extent the option is exercised, and the exercise of an SAR shall cause an immediate forfeiture of any related option to the extent the SAR is exercised. SARs shall be subject to such other terms and conditions as the Committee may specify. An SAR shall expire at the same time as the related option expires and shall be transferable only when, and under the same conditions as, the related option is transferable.

     SARs shall be exercisable only when, to the extent and on the conditions that the related option is exercisable. No SAR may be exercised unless the Fair Market Value of a share of Common Stock of the Company on the date of exercise exceeds the exercise price of the option to which the SAR corresponds. Prior to the exercise of the SAR and delivery of the cash and/or Shares represented thereby, the optionee shall have no rights as a stockholder with respect to Shares covered by such outstanding SAR (including any dividend or voting rights).

     Upon the exercise of an SAR, the optionee shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of exercise and the exercise price of the option to which the SAR is related, multiplied by the number of Shares as to which the SAR is exercised. The Committee shall decide whether such distribution shall be in cash, in Shares, or in a combination thereof.

     All SARs will be exercised automatically on the last day prior to the expiration date of the related option, so long as the Fair Market Value of a share of Common Stock on that date exceeds the exercise price of the related option.

 8. RESTRICTED STOCK.

     The Committee may at any time and from time to time grant Shares of restricted stock under the Plan to such participants and in such amounts as it determines. Each grant of restricted stock shall specify the applicable restrictions on such Shares, the duration of such restrictions (which shall be at least six months except as otherwise provided in the third paragraph of this
Section 8), and the time or times at which such restrictions shall lapse with respect to all or a specified number of Shares that are part of the grant.

     The participant will be required to pay the Company the aggregate par value of any Shares of restricted stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. The Shares will be held in escrow by the Company on the participant's behalf during any period of restriction thereon and will bear an appropriate legend specifying the applicable restrictions thereon, and the participant will be required to execute a blank stock power therefor. Except as otherwise provided by the Committee, during such period of restriction the participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote, and any stock received as a distribution with respect to such participant's restricted stock shall be subject to the same restrictions as then in effect for the restricted stock.

     Except as otherwise provided by the Committee, immediately prior to a Change in Control or at such time as a grantee ceases to be a director, officer or employee of the Company and its Subsidiaries due to death, Disability or Retirement during any period of restriction, all restrictions on Shares granted to such grantee shall lapse. At such time as a grantee ceases to be a director, officer or employee of the Company or its Subsidiaries for any other reason, all restricted stock granted to such grantee on which the restrictions have not lapsed shall be forfeited to the Company.

 9. PERFORMANCE AWARDS.

     Performance awards may be granted to participants at any time and from time to time as determined by the Committee. The Committee shall have complete discretion in determining the size and composition of performance awards so granted to a participant and the appropriate period over which performance is to be measured ("performance cycle"). Performance awards may include (i) specific dollar-value target awards (ii) performance units, the value of each such unit being determined by the Committee at the time of issuance, and/or (iii) performance Shares, the value of each such Share being equal to the Fair Market Value of a share of Common Stock.

     The value of each performance award may be fixed or it may be permitted to fluctuate based on a performance factor (e.g., return on equity) selected by the Committee.

     The Committee shall establish performance goals and objectives for each performance cycle on the basis of such criteria and objectives as the Committee may select from time to time. During any performance cycle, the Committee shall have the authority to adjust the performance goals and objectives for such cycle for such reasons as it deems equitable.

     The Committee shall determine the portion of each performance award that is earned by a participant on the basis of the Company's performance over the performance cycle in relation to the performance goals for such cycle. The earned portion of a performance award may be paid out in Shares, cash, or a combination of both, as the Committee may determine.

     A participant must be a director, officer or employee of the Company or its Subsidiaries at the end of the performance cycle in order to be entitled to payment of a performance award issued in respect of such cycle; provided, however, that, except as otherwise determined by the Committee, if a participant ceases to be a director, officer or employee of the Company and its Subsidiaries upon his or her death, Retirement, or Disability prior to the end of the performance cycle, the participant shall earn a proportionate portion of the performance award based upon the elapsed portion of the performance cycle and the Company's performance over that portion of such cycle.

     In the event of a Change in Control, a participant shall earn no less than the portion of the performance award that the participant would have earned if the performance cycle(s) had terminated as of the date of the Change in Control.

10. WITHHOLDING TAXES.

     (a) Participant Election. Unless otherwise determined by the Committee, a participant may elect to deliver shares of Common Stock (or have the Company withhold shares acquired upon exercise of an option or SAR or deliverable upon grant or vesting of restricted stock, as the case may be) to satisfy, in whole or in part, the amount the Company is required to withhold for taxes in connection with the exercise of an option or SAR or the delivery of restricted stock upon grant or vesting, as the case may be. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the shares to be withheld or delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver shares of Common Stock pursuant to this Section 10(a), such delivery must be made subject to the conditions and pursuant to the procedures set forth in
Section 6(b) with respect to the delivery of Common Stock in payment of the exercise price of options.

     (b) Company Requirement. The Company may require, as a condition to any grant or exercise under the Plan or to the delivery of certificates for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 10(a) or this Section 10(b), of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of Shares. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee, an amount equal to any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or to the delivery of Shares under the Plan, or to retain or sell without notice a sufficient number of the Shares to be issued to such grantee to cover any such taxes, the payment of which has not otherwise been provided for in accordance with the terms of the Plan, provided that the Company shall not sell any such Shares if such sale would be considered a sale by such grantee for purposes of Section 16 of the Exchange Act that is not exempt from matching thereunder.

11. WRITTEN AGREEMENT; VESTING.

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including without limitation vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Unless the Committee determines otherwise and except as otherwise provided in Sections 6, 7, 8 and 9 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised within six months of the date such grant is made.

12. TRANSFERABILITY.

     Unless the Committee determines otherwise, no option, tandem SAR, performance award, or restricted stock granted under the Plan shall be transferable by a participant otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. Unless the Committee determines otherwise, an option, SAR, or performance award may be exercised only by the optionee or grantee thereof or his guardian or legal representative; provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder.

13. LISTING AND REGISTRATION.

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option, SAR, performance award or restricted stock grant is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such option or SAR may be exercised in whole or in part, no such performance award paid out and no Shares issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

14. TRANSFER OF EMPLOYEE.

     Transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship.

15. ADJUSTMENTS.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property reserved for issuance under the Plan, in the number and kind of Shares or other property covered by grants previously made under the Plan, and in the exercise price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options, SARs performance awards, and restricted stock that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction of the type specified by clause (iii) of the definition of a Change in Control in
Section 2(c), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully exercised immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the amount that would have been payable to the option holders pursuant to such transaction if their options had been fully exercised immediately prior thereto would be less than the aggregate exercise price that would have been payable therefor, cancel any or all such options for no consideration or payment of any kind. Any amount due pursuant to the preceding sentence may be paid in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

16. TERMINATION AND MODIFICATION OF THE PLAN.

     The Board of Directors, without further approval of the stockholders, may modify or terminate the Plan, except that no modification shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any listing requirement of the principal stock exchange on which the Common Stock is then listed.

17. AMENDMENT OR SUBSTITUTION OF AWARDS UNDER THE PLAN.

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any award and/or payments thereunder or of the date of removal of restrictions on Shares); provided that, except as otherwise provided in Section 15, no such amendment shall adversely affect in a material manner any right of a participant under the award without his or her written consent. The Committee may, in its discretion, permit holders of awards under the Plan to surrender outstanding awards in order to exercise or realize rights under other awards, or in exchange for the grant of new awards, or require holders of awards to surrender outstanding awards as a condition precedent to the grant of new awards under the Plan.

18. COMMENCEMENT DATE; TERMINATION DATE.

     The date of commencement of the Plan shall be January 1, 1997, subject to approval by the shareholders of the Company. Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate at the close of business on December 31, 2006. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his consent, under any grant of options or other incentives theretofore granted under the Plan.

19. GOVERNING LAW.

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions.

                     GAYLORD CONTAINER CORPORATION/PROXY
                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
               ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 5, 1997

The undersigned hereby appoints Marvin A. Pomerantz, Daniel P. Casey and David
F. Tanaka and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Gaylord Container Corporation, standing in the undersigned's name, at the Annual Meeting of Stockholders of said corporation to be held at 520 Lake Cook Road, Deerfield, Illinois 60015, on February 5, 1997 at 10:00 a.m. Chicago time, upon those matters as described in the Proxy Statement for the Annual Meeting and such other matters as may properly come before such meeting or any adjournment or adjournments thereof.

                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

A VOTE FOR THE FOLLOWING PROPOSALS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING IS RECOMMENDED.

IF ANY OTHER BUSINESS IS TRANSACTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE APPOINTED ATTORNEYS AND PROXIES.

1.  ELECTION OF DIRECTORS:  MARY SUE         FOR     WITHHOLD    2.  APPROVAL OF THE 1997 PLAN.     FOR AGAINST ABSTAIN
    COLEMAN, HARVE A. FERRILL, JOHN E.       //        //                                            //    //     //
    HAWKINSON, WARREN J. HAYFORD,
    RICHARD S. LEVITT, RALPH L.                                  3.  RATIFY THE APPOINTMENT OF      FOR AGAINST ABSTAIN
    MACDONALD JR., MARVIN A. POMERANTZ,                              DELOITTE & TOUCHE LLP AS THE    //    //     //
    THOMAS H. STONER                                                 COMPANY'S INDEPENDENT AUDITORS.

    INSTRUCTION:  TO WITHHOLD AUTHORITY
    TO VOTE FOR ANY INDIVIDUAL NOMINEE
    LISTED, WRITE THAT NOMINEE'S NAME
    HERE:

    ___________________________________


                                                                 DATED:____________________________________________199_

                                                                 ______________________________________________________
                                                                               (SIGNATURE OF STOCKHOLDER)
                                                                 ______________________________________________________
                                                                               (SIGNATURE OF STOCKHOLDER)

                                                                 PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON.  IF
                                                                 ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE
                                                                 CAPACITY, PLEASE SIGN NAME AND TITLE.  IF STOCK IS HELD JOINTLY,
                                                                 EACH JOINT OWNER SHOULD SIGN.



         PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

                      GAYLORD CONTAINER CORPORATION/PROXY
                 PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR
                ANNUAL MEETING OF STOCKHOLDERS FEBRUARY 5, 1997

The undersigned hereby appoints Marvin A. Pomerantz, Daniel P. Casey and David
F. Tanaka and each of them the undersigned's true and lawful attorneys and proxies (with full power of substitution in each) to vote all Common Stock of Gaylord Container Corporation, standing in the undersigned's name, at the Annual Meeting of Stockholders of said corporation to be held at 520 Lake Cook Road, Deerfield, Illinois 60015, on February 5, 1997 at 10:00 a.m. Chicago time, upon those matters as described in the Proxy Statement for the Annual Meeting and such other matters as may properly come before such meeting or any adjournment or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. A VOTE FOR THE FOLLOWING PROPOSALS DESCRIBED IN THE PROXY STATEMENT FOR THE MEETING IS RECOMMENDED. IF ANY OTHER BUSINESS IS TRANSACTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE APPOINTED ATTORNEYS AND PROXIES.


                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                   GAYLORD CONTAINER CORPORATION
                            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.     /x/
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

                                                                        For             Withheld        For all
                                                                        all               all           except
1.  Election of Directors: Mary Sue Coleman,
    Harve A. Ferrill, John E. Goodenow,                                 / /               / /             / /
    David B. Hawkins, John Hawkinson, Warren J. Hayford,
    Richard S. Levitt, Ralph L. MacDonald Jr.,
    Marvin A. Pomerantz, Thomas H. Stoner

    Instruction: To withhold authority to vote for any individual nominee listed, write that nominee's name here:

    -----------------------------------------------


                                                                        For         Against      Abstain

2.  Approval of the 1997 Plan                                           / /           / /          / /


                                                                        For         Against      Abstain
3.  Ratify the appointment of Deloitte & Touche LLP
    as the Company's independent auditors.                              / /           / /          / /


Dated: _____________________________________ , 199_

___________________________________________________
            (Signature of Stockholder)

___________________________________________________
            (Signature of Stockholder)

Please sign your name exactly as it appears hereon. If acting as attorney, executor, trustee, or in other representative capacity, please sign name and title. If stock is held jointly, each joint owner should sign.


                                    PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.